EXHIBIT 99.1

The Men’s Wearhouse, Inc.
News Release	For Immediate Release

MEN’S WEARHOUSE REPORTS FIRST QUARTER 2005 RESULTS

First quarter diluted earnings per share up 49% to $0.61;
Company provides guidance for Q2 2005 and increases guidance for full year;
Also announces 3-for-2 stock split and replenishes $50 million share repurchase program

HOUSTON — May 18, 2005 — The Men’s Wearhouse (NYSE: MW) today announced its consolidated financial results for the first quarter ended April 30, 2005.

FIRST QUARTER RESULTS

First Quarter Sales Summary Fiscal 2005
	U.S. dollars, in millions
			Total Sales		Comparable Store
	Current Year	Prior Year	Change %		Sales Change %

Total Company	$411.6	$360.7	14.1%

United States	$375.8	$329.2	14.2%		10.9%

Canada	$35.8	$31.5	13.7	%(A)	4.2%

(A) Total sales change % using Canadian dollars was 4.8% for the first quarter.

Diluted earnings per share increased to $0.61 for the first quarter ended April 30, 2005 compared to $0.41 last year. Net earnings were $22.7 million compared to $15.1 million last year. Excluding Eddie Rodriguez net operating losses, diluted earnings per share increased from $0.42 last year to $0.69 this year, a 64% increase.

Additionally, Men’s Wearhouse announced today its Board of Directors has approved a 3-for-2 stock split of the Company’s outstanding common shares, which will be paid as a stock dividend, and has replenished its share repurchase program to $50 million by authorizing $43 million to be added to the remaining $7 million of the current program.

Holders of record of the Company’s common stock at the close of business on May 31, 2005, will receive one additional share of common stock for every two shares of common stock they own. Fractional shares resulting from the stock split will be paid in cash in lieu of shares. The stock dividend will be paid on June 13, 2005. After the split, there will be approximately 54.0 million shares of the Company’s common stock outstanding.

“This decision to declare a stock split and an additional share repurchase program was based on the Company’s continuing financial success and reflects our confidence in our long-term growth outlook,” stated George Zimmer, Founder, Chairman and Chief Executive Officer of Men’s Wearhouse.

2005 GUIDANCE

The following guidance is before the effect of the stock split announced above.

The Company is now planning to be out of five of its six Eddie Rodriguez stores by the end of the second quarter of this year, well ahead of previous expectations. Estimated net operating losses from the Company’s Eddie Rodriguez stores for fiscal 2005 are now expected to be $0.12 to $0.15 diluted earnings per share compared to the 2004 net operating losses of $0.08 diluted earnings per share. Additionally, the Company granted restricted stock to employees in May, of which the expense will total $0.04 during the remainder of fiscal 2005.

For the full year, the Company now anticipates diluted earnings per share, including Eddie Rodriguez results, to be in the range of $2.40 to $2.53. Excluding the Eddie Rodriguez results and including the restricted stock grant expense, the Company now expects adjusted diluted earnings per share to be in a range of $2.55 to $2.65. This guidance assumes mid single digit same store sales growth in both the U.S. and Canada.

For the second quarter, the Company expects adjusted diluted earnings per share, excluding the Eddie Rodriguez results, to be in a range of $0.63 to $0.66 based on high single digit same store sales increase in the U.S. for May followed by mid single digit increases in June and July. Including Eddie Rodriguez, the Company expects adjusted diluted earnings per share to be in a range of $0.57 to $0.62.

CONFERENCE CALL AND WEBCAST INFORMATION

At 5:00 p.m. Eastern time today, company management will host a conference call and real-time webcast to review the financial results of The Men’s Wearhouse, Inc.’s first quarter. To access the conference call, dial 303-262-2137. To access the live webcast presentation, visit the Investor Relations section of the company’s website at www.menswearhouse.com. A telephonic replay will be available through May 25 by calling 303-590-3000 and entering the access code of 11030077, or a webcast archive will be available free on the website for approximately 90 days.

STORE INFORMATION

	April 30, 2005		May 1, 2004		January 29, 2005
	Number	Sq. Ft.	Number	Sq. Ft.	Number	Sq. Ft.
	of Stores	(000’s)	of Stores	(000's)	of Stores	(000's)

Men’s Wearhouse	520	2,847.3	508	2,777.0	517	2,825.3

Moores, Clothing for Men	114	706.2	114	699.8	114	705.3

K&G (B)	76	1,804.9	73	1,691.1	76	1,770.1

Total	710	5,358.4	695	5,167.9	707	5,300.7

(B) 50, 37 and 43 stores, respectively, offering women’s apparel.

Founded in 1973, Men’s Wearhouse is one of North America’s largest specialty retailers of men’s apparel with 710 stores. The stores carry a full selection of designer, brand name and private label suits, sport coats, furnishings and accessories, including tuxedo rentals available in the Men’s Wearhouse and Moores stores.

This press release contains forward-looking information. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements may be significantly impacted by various factors, including unfavorable local, regional and national economic developments, disruption in retail buying trends due to homeland security concerns, severe weather conditions, aggressive advertising or marketing activities of competitors and other factors described herein and in the Company’s annual report on Form 10-K for the year ended January 29, 2005.

For additional information on Men’s Wearhouse, please visit the Company’s website at www.menswearhouse.com.

CONTACT:	Claudia Pruitt, Men’s Wearhouse (713) 592-7200
Ken Dennard, DRG&E (713) 529-6600

— Tables to Follow —

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (Unaudited)

FOR THE THREE MONTHS ENDED
April 30, 2005 AND MAY 1, 2004
(In thousands, except per share data)

	Three Months Ended
		% of		% of
	2005	Sales	2004	Sales
			(as restated) (1)
Net sales	$411,649	100.00%	$360,729	100.00%
Cost of goods sold, including buying, distribution and occupancy costs	245,866	59.73%	222,919	61.80%

Gross margin	165,783	40.27%	137,810	38.20%
Selling, general and administrative expenses	128,909	31.32%	112,742	31.25%

Operating income	36,874	8.96%	25,068	6.95%
Interest income	(794)	-0.19%	(274)	-0.08%
Interest expense	1,487	0.36%	1,351	0.37%

Earnings before income taxes	36,181	8.79%	23,991	6.65%
Provision for income taxes	13,477	3.27%	8,936	2.48%

Net earnings	$22,704	5.52%	$15,055	4.17%

Net earnings per share:
Basic	$0.63		$0.42

Diluted	$0.61		$0.41

Weighted average common shares outstanding:
Basic	36,170		36,131

Diluted	37,223		36,812

(1) The Company’s Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 13 to the consolidated financial statements.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 30,	May 1,
	2005	2004
		(as restated) (1)
ASSETS
Current assets:
Cash and cash equivalents	$139,495	$125,927
Accounts receivable, net	21,816	18,855
Inventory	422,519	390,011
Other current assets	33,856	33,212

Total current assets	617,686	568,005
Property and equipment, net	261,460	219,617
Goodwill	55,510	43,162
Other assets, net	59,550	44,190

Total assets	$994,206	$874,974

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities	$240,628	$197,200
Long term debt	130,000	131,000
Deferred taxes and other liabilities	54,245	46,142
Shareholders’ equity	569,333	500,632

Total liabilities and shareholder’s equity	$994,206	$874,974

(1) The Company’s Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 13 to the consolidated financial statements.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)

FOR THE THREE MONTHS ENDED
APRIL 30, 2005 AND MAY 1, 2004
(In thousands)

	Three Months Ended
	2005	2004
		(as restated) (1)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$22,704	$15,055
Non-cash adjustments to net earnings:
Depreciation and amortization	16,456	13,220
Other	(2,161)	(2,179)
Changes in assets and liabilities	(17,868)	(23,262)

Net cash provided by operating activities	19,131	2,834

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(17,976)	(9,239)
Other	(21)	(23)

Net cash used in investing activities	(17,997)	(9,262)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(40,490)	—
Other	13,925	623

Net cash provided by (used in) financing activities	(26,565)	623

Effect of exchange rate changes	(82)	(414)

DECREASE IN CASH AND CASH EQUIVALENTS	(25,513)	(6,219)
Balance at beginning of period	165,008	132,146

Balance at end of period	$139,495	$125,927

(1) The Company’s Annual Report on Form 10-K for fiscal year 2004 included a restatement of certain historical information as discussed in Note 13 to the consolidated financial statements.

THE MEN’S WEARHOUSE, INC. AND SUBSIDIARIES
UNAUDITED NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(A Non-GAAP Financial Measure)
(In thousands, except per share amounts)

Use of Non-GAAP Financial Measures

     We have provided non-GAAP adjusted earnings per share information for the three months ended April 30, 2005 and the three months ended May 1, 2004 in this news release in addition to providing financial results in accordance with GAAP. This information reflects, on a non-GAAP adjusted basis, our net earnings and earnings per diluted share after excluding the operating losses from the Eddie Rodriguez stores of $2.9 million, net of tax, or $0.08 diluted earnings per share in the first quarter of fiscal 2005 and of $0.5 million, net of tax, or $0.01 diluted earnings per share in the first quarter of fiscal 2004. This non-GAAP financial information is provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP adjusted results provide useful information to both management and investors by excluding an expense item that we believe is not indicative of our core operating results. The non-GAAP financial information should be considered in addition to, not as a substitute for or as being superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of this non-GAAP information to our actual results for the three months ended April 30, 2005 and three months ended May 1, 2004 is as follows:

	Three Months Ended April 30, 2005
			NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$411,649	$(1,006)	$410,643
Cost of goods sold, including buying, distribution and occupancy costs	245,866	(1,631)	244,235

Gross margin	165,783	625	166,408
Selling, general and administrative expenses	128,909	(3,974)	124,935

Operating Income	36,874	4,599	41,473
Interest income	(794)	—	(794)
Interest expense	1,487	—	1,487

Earnings before income taxes	36,181	4,599	40,780
Provision for income taxes	13,477	1,713	15,190

Net earnings	$22,704	$2,886	$25,590

Net earnings per diluted share	$0.61	$0.08	$0.69

Weighted average diluted common shares outstanding	37,223		37,223

	Three Months Ended May 1, 2004
			NON-GAAP
	GAAP	NON-GAAP	Adjusted
	Results	Adjustments	Results
Net sales	$360,729	$(412)	$360,317
Cost of goods sold, including buying, distribution and occupancy costs	222,919	(634)	222,285

Gross margin	137,810	222	138,032
Selling, general and administrative expenses	112,742	(549)	112,193

Operating Income	25,068	771	25,839
Interest income	(274)	—	(274)
Interest expense	1,351	—	1,351

Earnings before income taxes	23,991	771	24,762
Provision for income taxes	8,936	287	9,223

Net earnings	$15,055	$484	$15,539

Net earnings per diluted share	$0.41	$0.01	$0.42

Weighted average diluted common shares outstanding	36,812		36,812